RWC New Home Warranties

RWC LIMITED WARRANTY PROGRAM — MEMBERSHIP AGREEMENT

Insured through Western Pacific Mutual Insurance Company, A Risk Retention Group

NOTICE: This policy is issued by your risk retention group. Your risk retention group may not be subject to all of the insurance laws and regulations of your state. State insurance insolvency guarantee funds are not available for your risk retention group.

Residential Warranty Company, LLC (RWC), Western Pacific Mutual Insurance Company, A Risk Retention Group (WPMIC) and the Member, intending to be legally bound, in consideration of the mutual promises contained herein, covenant and agree as follows:

A. Membership, Registration and Terms

1. Member has applied for membership in WPMIC and registration as a member of the RWC Limited Warranty Program and represents that all information supplied in connection with its application is true and correct.
2. Member certifies that it is properly licensed and approved to do business in accordance with all governmental requirements of the areas in which it conducts business and will remain so licensed and approved for the entire term of this Agreement.
3. RWC and WPMIC have accepted Member as a registered member of the RWC Limited Warranty Program and as a member/insured of WPMIC.
4. Member has paid its initial membership fee. All membership/registration fees (initial and annual) are set by RWC, at its discretion, and are nonrefundable.
5. Member agrees to abide by all of the rules and regulations applicable to the Program as issued by RWC or WPMIC from time to time.
6. The term of this Agreement shall be for twelve (12) months dating from the date of execution by RWC. This Agreement shall be automatically renewed at each one (1) year anniversary for an additional one (1) year term unless it is terminated by either party by giving written notice to the other of its intention not to renew at least ninety (90) days prior to the expiration of the initial or any renewal term or it is terminated pursuant to Section G of this Agreement.
7. Member hereby authorizes RWC and WPMIC to conduct such investigation of Member's activities and make such inquiries and obtain such credit reports as may be necessary for its determination of Member's financial and technical ability to meet its obligations. Member hereby directs all credit reporting agencies to make available to RWC and WPMIC any information in the possession of such agencies.
8. Members of WPMIC are entitled to voting privileges as set forth in its Articles of Incorporation and By-Laws. The Member agrees, in accordance with WPMIC's By-Laws, that by executing this Agreement it grants to the Board of Directors of WPMIC its proxy to cast the Member's vote on any business at a meeting of WPMIC's members. This proxy shall continue for the term of Member's membership in WPMIC. Member may withdraw this proxy by voting personally at any meeting of WPMIC's members.
9. Member shall have no liability for capital contributions to WPMIC. RWC covenants that all capital contributions and WPMIC premium payments shall be made by it from the warranty fees it collects. Member shall have no liability for the corporate obligations of WPMIC and shall not be subject to assessments by WPMIC.

B. Warranties

1. When warranting homes or commercial buildings other than detached single family dwellings or detached single unit commercial buildings, Member shall warrant all individual units of any multi-unit dwelling such as, but not limited to, duplexes, townhouses and condominiums. If Member is purchasing commercial insurance through an RWC affiliated company, Member must warrant all homes and commercial buildings and all remodeling projects that affect the structural integrity of the building to be remodeled or that cost the building owner $25,000 or more.
2. For each home, detached garage, commercial building and remodeling project warranted, Member shall pay a non-refundable warranty fee, the amount and time of payment of which shall be determined by RWC. A minimum warranty fee, as indicated on the enrollment form, may apply.
3. Member shall abide by all Program procedures established by RWC. Homes, detached garages, commercial buildings and remodeling projects must be submitted (initially enrolled) prior to completion of construction, except under the following limited circumstances:
   (a) A newly approved Member may warrant homes and commercial buildings under construction and homes and commercial buildings completed but not closed or occupied as of the date of initial acceptance in the RWC Warranty Program, provided that a list of such homes and commercial buildings accompanies the Membership Application, and all such homes and commercial buildings were inspected by an engineer or other accepted or approved municipal authority immediately prior to the foundation pour and installation of drywall. RWC can establish additional reasonable underwriting criteria for any such homes and commercial buildings. Final inspections may be required on completed homes and commercial buildings.
   (b) A model home must be warranted by the end of the first year of use as a model to qualify for an RWC warranty. The warranty will be issued to the Member and the unused portion of the warranty will automatically transfer to the buyer.
   (c) Homes which remain in Member's inventory longer than eighteen (18) months must be enrolled by the end of the nineteenth month to qualify for an RWC warranty. The warranty will be issued to the Member and the unused portion of the warranty will automatically transfer to the buyer.
   (d) **Indiana, Maryland, & New Jersey Builders Only:** Model homes will be enrolled into the Program using the same procedures as all other homes, and the Effective Date of Warranty will be the earlier of the closing or occupancy date, as applicable.
   (e) Manufacturers may enroll manufactured homes in the Manufacturers' Limited Warranty Program prior to delivery of the home to the builder.
   (f) Homes, detached garages, commercial buildings and remodeling projects that are enrolled under the Warranty Express program.
4. RWC will not approve a home, detached garage, commercial building or remodeling project nor will WPMIC issue a warranty if Member is not registered; is not a member in good standing; is in a probationary or suspended standing; if the home, detached garage, commercial building or remodeling project is not constructed in accordance with RWC Warranty Standards and building codes accepted by RWC; or if the home, detached garage, commercial building or remodeling project was not enrolled in accordance with the procedures set forth herein.
5. RWC shall supply Member with all applicable paperwork for every home, detached garage, commercial building or remodeling project enrolled in accordance with RWC's enrollment procedures. Except for Members who manufacture homes at one site and ship them to another site (Manufacturers), Member shall be responsible for delivering the Limited Warranty book and executed copy of enrollment form to the Purchaser as well as returning the enrollment form (signed by both Member and Purchaser(s)) to RWC. Paperwork received after ten (10) days from the settlement date or first occupancy date, whichever occurs first, as listed on the enrollment form, (for FHA/VA, settlement date is always used) may be subject to a penalty charge in an amount to be determined by RWC. Manufacturers shall be responsible for returning the executed enrollment forms, signed by Manufacturer Member's representative, to RWC.
6. Condominiums must be evaluated and approved by RWC prior to enrollment in accordance with the terms of RWC's Condominium Evaluation Instructions and the Condominium Notification of Enrollment form. A Condominium shall be defined as: "two or more dwelling units constructed in such a manner that the structural framing on one unit relies on the construction of the adjacent unit; or where the HVAC, mechanical, plumbing or electrical systems

are shared by two or more units and are contained wholly within the structure; or where two or more units share a common access to the building contained wholly within the building." Stacked units are considered condominiums. No state specific warranty shall be issued on any condominium. **In New Jersey:** Condominiums are defined as: "dwelling units with a master deed."

7. Member may not make a separate charge to the Purchaser for any part of the warranty fee.
8. Member shall assign all manufacturer's warranties to the Purchaser.
9. If the Member fails to warrant or enroll a home, detached garage, commercial building or remodeling project in accordance with the procedures set forth herein and any losses or expenses of whatever kind or nature are incurred by RWC or WPMIC, the Member will indemnify and hold them each harmless against losses or expenses, including attorney and expert witness fees, incurred in connection with the unenrolled or improperly warranted home, detached garage, commercial building or remodeling project.

C. Representations and Sales Agreements

1. Member is authorized to represent to the public that it is a member of the RWC Warranty Program and to use the RWC logo in its business and to represent that it is a WPMIC member, provided that any contract language or advertising copy which makes reference to RWC or WPMIC must be approved by RWC in writing in advance of its use.
2. Member shall make no representations concerning RWC that are not contained in the Limited Warranty book, the enrollment form, or the promotional materials provided by RWC, or that are not otherwise pre-approved by RWC. In this connection, Member hereby agrees to indemnify and hold RWC harmless from any unauthorized statement by Member which results in a claim that Member misrepresented the terms of the Limited Warranty.
3. Except for Manufacturers, Member shall deliver or otherwise provide access to a sample warranty book, to be furnished by RWC at no charge, to Purchaser on or before the date the Sales Agreement or Earnest Money Contract, or Agreement to Construct a Detached Garage or to perform a Remodeling Project is signed.
4. Except for Manufacturers, Members shall incorporate the following language into Member's Sales Agreement or Earnest Money Contract, or Agreement to Construct a Home, Detached Garage, Commercial Building or to perform a Remodeling Project with Purchaser unless Member obtains the express approval of RWC for any changes in this provision:

   Purchaser has received or otherwise has been provided access to a sample warranty book and has read and understands the limited warranty administered by Residential Warranty Company, LLC. Validation of the Warranty is not guaranteed, but is conditioned on the satisfactory completion of any required inspections, upon Seller's compliance with all of RWC's enrollment procedures, and upon Seller remaining in good standing in the RWC Program. Purchaser understands and agrees that if the above Warranty is validated, it is provided by the Seller in lieu of all other warranties, verbal agreements or representations to the extent permitted by law; and Seller makes no warranty, express or implied, as to quality, fitness for a particular purpose, merchantability, habitability or otherwise, except as is expressly set forth in the Program or as required by law. Purchaser understands and agrees the warranties of all appliances and other consumer products installed in the home, detached garage, commercial building or remodeling project are those of the manufacturer or supplier and same are assigned to Purchaser, effective on the date of closing or completion of the home, detached garage, commercial building or remodeling project. In any event, Seller shall not be liable for any personal injury or other consequential or secondary damages and/or losses which may arise from or out of any and all defects. Except for purchasers of FHA or VA financed homes, Purchaser acknowledges and understands that the Warranty includes a provision requiring all disputes that arise under the Warranty to be submitted to binding arbitration. (In New Jersey, Purchaser has an election of remedy. In New York, Purchaser has the choice between binding and non-binding arbitration.)

D. Construction and Inspection

1. The Member shall construct all homes, detached garages, commercial buildings and remodeling projects in conformity with RWC's Warranty Standards, RWC approved building codes and all special industry standards recognized by RWC which are in force at the beginning of the construction of the home, detached garage, commercial building or remodeling project. In the event that a home, detached garage, commercial building or remodeling project is not constructed in accordance with an RWC approved model building code, then Member shall have full responsibility for warranty claims arising from such noncompliance for the entire length of the limited warranty. RWC may establish special standards, conditions and tests, including requirements for escrow payments or other methods of protection, with respect to some or all homes, detached garages, commercial buildings and remodeling projects constructed by Member which are high risk in the opinion of RWC.

   Colorado Builders Only: It shall be the Member's responsibility to have Slab on Grade Construction Inspections performed on every home or other building built or remodeled on expansive soils to insure that special precautions have been incorporated into the framing system in the event of slab movement. The inspection shall include, but not be limited to, partition voiding; column, pipe and ductwork sleeving; special framing requirements for stairs and landings; and additional expansion, control and tooled joints.
2. RWC approved National Model Codes include:
   - (a) Building Codes
     - (1) International Building Code (IBC)
     - (2) International Residential Code (IRC)
   - (b) Mechanical Codes
     - (1) International Mechanical Code (IMC)
   - (c) Plumbing Codes
     - (1) International Plumbing Code (IPC)
   - (d) Electrical Codes
     - (1) International Building Code (IBC)
     - (2) International Residential Code (IRC)
     - (3) National Fire Prevention Code 70 (NFPA70) (NEC)
   - (e) Any building, mechanical, plumbing or electrical code that has been formally adopted by the state, city or local governing body in which the warranted home is located.
3. Member shall place all fill material in accordance with HUD Data Sheet 79g or its replacement unless more stringent requirements are called for by the design engineer. If Member is informed by RWC that it is building in an area designated as one with active soil conditions, Member agrees to obtain such soil investigations and reports as may be required by RWC. If such reports indicate a need for a specific foundation design, Member agrees to construct the foundation according to the design of a registered professional engineer to take into account the conditions disclosed by the soil tests. In the states of Alabama, Colorado, Louisiana, Mississippi, Oklahoma and Texas, as well as any other designated area, engineered foundations are required on all homes regardless of soil tests. An engineered foundation shall be defined as: "a site specific design generated and sealed by a professional engineer who is registered in the state in which the home is located." The foundation must be inspected by the engineer or his authorized representative; must conform with all accepted engineering practices for the area; and address specific parameters including, but not limited to, soil conditions (vegetation, fence lines, trails, tracks, slopes, and cut and filled sections), drainage, time of construction, climate conditions, and structural requirements. This provision does not apply to Members who manufacture homes or commercial buildings, but do not erect those homes or commercial buildings on lots.
4. If RWC deems it appropriate, Member shall cooperate in spot inspections, periodic inspections and procedures. RWC shall recognize private and governmental inspection departments meeting RWC's criteria. It shall be the Member's responsibility to have every home, detached garage, commercial building or remodeling project inspected and to pay all fees for the inspections and various certificates as may be required by RWC. Manufacturers

agree to have each home or commercial building inspected in accordance with the regulations of the State where the manufacturing facility is located. If there are no state requirements regarding routine inspections, Manufacturers agree to obtain inspections from an independent third party inspection agency recognized and accepted by RWC. Manufacturers agree to cooperate with additional periodic inspections and procedures, if RWC deems such additional inspections and procedures appropriate.

5. Member represents and warrants to RWC and WPMIC that it has followed the standards and procedures set forth herein and agrees to indemnify and hold them harmless from any loss or expense, including, but not limited to, attorney and expert fees, arising from a breach of these representations and warranties.
6. By enrolling a home, detached garage, commercial building or remodeling project for warranty coverage, Member warrants and certifies that it has investigated the soil conditions under and around the home, detached garage, commercial building or remodeling project and complied with the requirements of paragraph D.3.
7. **Utah Builders Only:** Member is not authorized to enroll homes, detached garages, commercial buildings or remodeling projects in the RWC Program in the counties of Washington and Iron, Utah. This prohibition does not apply to Manufacturers providing only a manufacturer's limited warranty.

E. Warranty Obligations

1. Member shall, at its own expense, perform all obligations as set forth in the RWC Warranty Program and this Agreement which include meeting the Warranty Standards upon notice from the Purchaser without the necessity of RWC intervention. In consideration of the fee structure granted, Member agrees to reimburse RWC and WPMIC for all costs and losses which either incurs, including, but not limited to, inspection, counsel and expert fees, relating to coverage during those periods when Member is the warrantor under the provisions of the applicable Limited Warranty book, regardless of whether Member has breached its obligations hereunder.
2. If Member fails or refuses to perform its warranty obligations under the RWC Warranty Program for any reason, WPMIC will perform the Member's obligations. If WPMIC fulfills Member's obligations or if WPMIC or RWC incurs any loss, cost or expense, including, but not limited to, inspection, attorney and expert fees, by reason of Member's failure to perform hereunder or by reason of a dispute between Member and Purchaser, Member shall, upon demand, and regardless of whether Member is held liable to Purchaser, reimburse WPMIC and RWC for all expenses incurred in so performing or by reason of such failure or dispute, including, but not limited to, cost of materials, labor, architect fees, engineering fees, attorney fees, expert fees, incidental expenses including lodging, transportation and related expenses from Member and cost of collection of such reimbursement. In addition, Member shall indemnify and hold harmless WPMIC and RWC against any and all expenses, including attorney fees, incurred by them as a result of Member's failure or refusal to perform or delay in performance. In addition, Member shall pay interest to RWC or WPMIC as appropriate, at the rate of eighteen percent (18%) per annum on all sums due to RWC or WPMIC hereunder if such sums are not paid within thirty (30) days of demand by RWC or WPMIC.
3. During that period when WPMIC is the Warrantor under the provisions of the applicable Limited Warranty book, WPMIC represents that it will perform its obligations with respect to warranted structural defects as set forth and defined in the Program without the right of subrogation against the Member provided that:
   (a) the defect or symptoms of the subsequent occurrence of a defect first arose during that period when WPMIC is the Warrantor under the provisions of the applicable Limited Warranty book for that home, detached garage, commercial building or remodeling project; and
   (b) Member did not attempt to conceal or cosmetically repair the defect or symptoms of the subsequent occurrence of a defect during that period when Member is the Warrantor under the provisions of the applicable Limited Warranty book; and
   (c) the defect does not arise from Member's failure to construct the home, detached garage, commercial building or remodeling project in compliance with RWC Warranty Standards; and
   (d) the defect does not arise from Member's failure to adhere to Member's responsibilities hereunder.

   If Member repairs a warranted structural defect during the period where the Member is the Warrantor under the provisions of the applicable Limited Warranty book, RWC must be notified. Member will remain responsible for all defects if the defect or its symptoms arose during the period when the Member was Warrantor under the provisions of the applicable Limited Warranty book and the Member failed to adequately repair the defect. Member must provide to RWC an inspection report from a licensed engineer showing repairs are in compliance with the plan of repair.
4. WPMIC represents that it will indemnify and hold Member harmless against the payment of any money judgment, order or decree made by an arbitrator, court or administrative agency of competent jurisdiction as a result of a breach by WPMIC of its representations contained in paragraph E.3. hereof.

F. Warranty Resolution

1. All unresolved warranty issues by the Purchaser against the Member arising under the RWC Warranty Program shall be referred to RWC for settlement in accordance with the procedures established by RWC.
2. Member shall have a representative present when RWC performs an Inspection. RWC will notify Member in advance of the scheduled time and date.
3. Member shall cooperate fully in the warranty resolution process including full cooperation with an investigator appointed by RWC. In this connection, Member shall, upon request, furnish RWC or its investigator with copies of the design and specifications of the home, detached garage, commercial building or remodeling project, certification of drainage, soil and compaction tests, warranty or customer service files and any and all further investigations conducted by Member or its representatives. Certification of drainage, soil and compaction tests will not be required of Members who manufacture homes or commercial buildings, but do not erect those homes or commercial buildings on lots.
4. Member shall be bound by and shall comply with the decision of RWC. Member agrees that it will not commence any arbitration proceeding with Purchaser unless expressly permitted to do so in the applicable limited warranty and will not otherwise challenge RWC's decision.
5. In the event that an unresolved warranty issue between Member and Homeowner/Property Owner is submitted to arbitration as provided in the warranty book, Member agrees to be bound by the arbitrator's decision. Member shall have a representative present at the arbitration hearing.
6. If Member fails to perform its obligations hereunder, in a timely and good and workmanlike manner including the restoration of repaired affected areas to their original condition as required by the RWC Warranty Program and subject to its terms, conditions, standards and exclusions, such failure shall be considered a failure to perform as governed by paragraph E.2. hereof.
7. Member shall be responsible for all arbitration fees on homes, detached garages, commercial buildings and remodeling projects located in New York, New Jersey or in any other state or municipal jurisdiction which provides that no portion of such fees shall be payable by the Homeowner. In all other jurisdictions, where such a requirement is valid, such fees shall initially be paid by the Homeowner/Property Owner, but the arbitrator will award the cost to the Homeowner/Property Owner if he prevails.

G. Termination or Suspension

1. Member will be considered not to be in good standing and RWC may terminate Member's registration and membership in the RWC Warranty Program and in WPMIC, as well as the registration and membership of any person or organization controlling, controlled by, or under common control with Member, if, in the opinion of RWC, Member:

(a) falsified material information in connection with its application for initial or re-registration, home, detached garage, commercial building or remodeling project enrollment, or another matter;
(b) has lost its license to do business or has become noncompliant with any governmental requirements of the areas in which it builds or remodels;
(c) did not inform RWC of a change of its ownership;
(d) did not inform RWC of an adverse change in its financial standing which could impair its ability to meet its obligations;
(e) did not meet RWC's requirements of financial strength and stability or professional competence and ethical conduct with customers;
(f) develops a financial condition or claim history which RWC finds unacceptable;
(g) does not construct homes, detached garages, commercial buildings or remodeling projects which comply with RWC approved building codes, RWC Warranty Standards or other standards adopted by RWC (RWC shall have the right to perform any spot inspections to verify Member's compliance with this provision);
(h) does not have homes, detached garages, commercial buildings or remodeling projects inspected as may be required by RWC or does not provide an engineer's certification or an acceptable inspection report;
(i) does not enroll homes, detached garages, commercial buildings or remodeling projects in a timely manner;
(j) does not respond to a notice from a Homeowner/Property Owner or RWC in a timely fashion;
(k) does not cooperate in the warranty resolution process established by RWC or does not comply with a voluntary agreement with the Homeowner/ Property Owner or a decision rendered by RWC or an arbitrator;
(l) fails to notify RWC in writing that a legal proceeding has been commenced against Member;
(m) furnishes a Warranty to a Homeowner/Property Owner when the home, detached garage, commercial building or remodeling project is not preregistered or properly enrolled with RWC; or
(n) otherwise fails to comply with the terms of this Agreement or the procedures of the Program.

Additionally, Member agrees to indemnify and hold RWC and WPMIC harmless from any claims or damages which are proximately caused by any of the foregoing acts or omissions by Member.

2. Member and RWC also may terminate this Agreement by giving notice to the other as provided in paragraph A. 6 of this Agreement.
3. No termination hereunder by RWC or by the Member shall in any way affect or impair the rights and obligations of RWC, WPMIC or the Member under this Agreement with respect to any homes, detached garages, commercial buildings or remodeling projects warranted in the Program prior to termination, provided that as of the date of termination:
   (a) all applicable Enrollment forms and inspection documents have been received and processed by RWC; and
   (b) full warranty payment has been received by RWC.
4. If a membership is terminated by RWC for cause, RWC at its option may also terminate the membership of any other "affiliated Member." An affiliated Member is defined as a Member in which the terminated Member has an ownership interest of at least ten percent (10%) or in which the principals of the terminated Member serve as officers or directors. If RWC should exercise its option to terminate the membership of an affiliated Member under this paragraph, it may reinstate that affiliated Member as a Member if, in its sole discretion, RWC determines that the terminated Member or its principals are not in a position to control the affiliated Member.
5. Whenever RWC believes that there may be reason to terminate membership hereunder, it may immediately suspend Member by giving written notice to Member. Such suspension may be for a period of up to sixty (60) days in order to allow RWC time to investigate the situation. No homes, detached garages, commercial buildings or remodeling projects may be enrolled or warranted in the RWC Warranty Program during the period of suspension. If, after completion of its investigation, RWC does not terminate the membership, Member shall be reinstated with full rights and privileges of a participating Member, provided, however, that such reinstatement shall not affect the right of RWC to suspend or terminate Member in the future based on new or additional information.
6. During suspension or following termination, Member shall not in any way advertise or display itself as being a member of the RWC Warranty Program, shall not use and shall return all materials bearing the RWC logo or any reference to the Program, including references to WPMIC; and shall notify promptly in writing any person who is at that time under contract to purchase a home, detached garage, commercial building or remodeling project from Member, that Member has been suspended or terminated, as the case may be, and that the RWC Warranty Program will not be available. Should Member fail to take the steps set forth herein during suspension or following termination, it shall indemnify and hold harmless RWC and WPMIC against any and all expenses incurred and losses suffered, including, but not limited to, attorney fees, by either of them as a result.
7. Termination of a Member's participation in the Program automatically terminates membership in WPMIC and Member shall have no rights with respect thereto other than rights set forth in paragraphs E.3. and E.4. hereof regarding homes, detached garages, commercial buildings or remodeling projects enrolled prior to the termination date.

H. Alternate Forms of Security

1. **Corporations Only:** In order to induce RWC and WPMIC to accept Member into the RWC Warranty Program and as a Member of WPMIC, Member represents, warrants and certifies to RWC that the "adjusted stockholder equity" of Member as of the date hereof is as stated on the most recent financial statement Member has submitted to RWC. For purposes of this Agreement, adjusted stockholder equity means total equity, as reflected on Member's financial statements, presented in accordance with generally accepted accounting principles, consistently applied, reduced by an amount equal to the total of loans to related parties, accounts receivable which are over ninety (90) days old, and intangible assets.
2. At the request of RWC or WPMIC, Member agrees to provide a certification of its equity within fifteen (15) days of the request.
3. If Member fails to supply any certifications, or if a certification fails to disclose a minimum adjusted stockholder equity of at least eighty percent (80%) of the amount stated on the financial statement referenced in Section H.1., then RWC shall be entitled to suspend or terminate Member's registration and membership as set forth in Section G.1. If Member's adjusted stockholder equity falls below eighty percent (80%) of the amount stated on the financial statement referenced in Section H.1., and RWC is not notified in writing within ten (10) days of that occurrence, then the undersigned hereby declare that they shall personally indemnify and hold RWC and WPMIC harmless against any and all expenses and losses, including attorney fees, incurred because of Member's failure to fulfill its obligations and responsibilities as stated in this Agreement and in the Warranty Program.
4. If Member is required to furnish RWC with an Alternate Form of Security (such as, but not limited to, a Letter of Credit, Surety Bond, Certificate of Deposit, or Escrow Agreement) as a condition of acceptance or retention of Member into the RWC Warranty Program and into membership in WPMIC, Member agrees that RWC or WPMIC may draw upon the full amount of the Security in the event that Member breaches any of its obligations under this Agreement or under any other prior agreement Member has had with RWC and/or WPMIC; or if Member fails to renew the Security with a replacement satisfactory in form and substance to RWC at least thirty (30) days prior to the expiration of such Security or its replacement. In the event of such a draw, RWC shall hold the proceeds of such Security as a deposit against Member's obligations hereunder. At such time as Member's obligations hereunder

See Page 6 for Signatures.

have been satisfied in full, RWC shall return any balance to Member. RWC shall not be under any obligation to pay interest to Member with respect to such amounts, and RWC's determination of reimbursement shall be final and conclusive.

I. Miscellaneous Provisions

1. If a claim is made against Member or WPMIC concerning a home, detached garage, commercial building or remodeling project covered by the RWC Warranty Program, Member shall, upon request, assign to WPMIC any rights which it may have against a supplier, manufacturer, subcontractor or other person for work performed or materials supplied in connection with such claim.
2. Whenever timely performance is called for hereunder, the time there for shall be extended to the extent performance is delayed by an event not caused by the conduct of the person obligated to perform. Such events include, but are not limited to, acts of God or the public enemy, war, riot, civil commotion or governmental conduct.
3. If a claim is made against Member or WPMIC concerning a home, detached garage, commercial building or remodeling project covered by the RWC Warranty Program, escrowed monies being held by the Owner of the home, detached garage, commercial building or remodeling project shall be considered separate and apart from and cannot affect the terms of this Agreement or the terms of the Limited Warranty.
4. This Agreement contains the entire understanding of the parties and cannot be altered or amended in any way except by a formal written instrument signed by all of the parties hereto.
5. Should legal action arise between the parties involving this Agreement, the substantially prevailing party shall be reimbursed for reasonable attorney and expert witness fees by the other party. Should any provision of this Agreement be determined by a court of competent jurisdiction to be unenforceable, that determination will not affect the validity of the remaining provisions.
6. Member acknowledges that RWC is an administrator and not a warrantor or insurer. Member agrees to indemnify RWC and hold it harmless from any loss or expense, including attorney fees, if Member should ever claim otherwise.
7. This Agreement shall be interpreted and enforced in accordance with the laws of the state in which Member maintains its principal place of business.
8. This Agreement is not assignable by Member without the prior written consent of RWC.
9. This Agreement is binding on the parties, their heirs, executors, administrators, successors and assigns.
10. All notices required hereunder must be in writing and sent by certified mail, postage prepaid, or other such form of notice deemed acceptable by RWC to the recipient at the respective address shown hereon or to whatever other address the party may designate in writing. Member must inform RWC of any change in address in writing.
11. Failure of either party to insist upon compliance with any provision of this Agreement shall not constitute a waiver of the provision.
12. Whenever appropriate, it is intended that the use of one gender herein includes all genders and the singular includes the plural.
13. The effective date of this Agreement shall be the date of execution by RWC.
14. All terms not defined herein shall have the meanings ascribed in the Limited Warranty book containing the Warranty Resolution Procedures, and Approved Standards which are referred to herein as the "RWC Warranty Program."
15. This Agreement does not create an agency. Member is not an agent of RWC or WPMIC, and Member and its employees are not authorized to hold themselves out as agents of RWC or WPMIC. Member and its employees have no authority to bind or obligate RWC or WPMIC. Member agrees to indemnify and hold RWC and WPMIC harmless against any and all expenses incurred and losses suffered, including, but not limited to, attorney fees by either of them as a result of Member's violation of this provision.
16. Member agrees to maintain all terms of the Membership Agreement in confidence and not to disclose any such terms to any person or entity.

THIS AGREEMENT is among RESIDENTIAL WARRANTY COMPANY, LLC (RWC), c/o Residential Warranty Corporation of Pennsylvania, with offices at 5300 Derry Street, Harrisburg, PA 17111, Western Pacific Mutual Insurance Company, a Risk Retention Group (WPMIC), with offices at 9265 Madras Ct, Littleton, CO 80130 and Harbor Custom Homes, INC.

Company Name: indicate whether a corporation, partnership, individual or other

1505 Burnham Dr NW Suite 301 Gig Harbor, WA 98332

Complete Address of Company

10/11/18

Date of Execution by Member

DCA Registration Number (NJ Builders Only)

MEMBER: Harbor Custom Homes, INC.

Member Company Name (print or type)

By [signature], CEO

Signature and Title of Principal or Corporate Officer

By ______

Proprietor/Spouse

RESIDENTIAL WARRANTY COMPANY, LLC (RWC)

October 18, 2018

Date of Execution by RWC

By [signature]

371735

RWC Registration Number (If Presently Registered)

WESTERN PACIFIC MUTUAL INSURANCE COMPANY, (WPMIC) A Risk Retention Group

By Susan R Kent, Asst Sec

Susan R. Kent, Assistant Secretary

By signing this area you are agreeing to act in the capacity of a Surety and are acknowledging and agreeing to the Surety agreement.

NOTE: You are signing this Surety Agreement in an individual capacity, not as an officer of the company, therefore, please do not use a title.

SURETY:	ADDRESS:
Signature	Street Address
Social Security Number	City, State, Zip
Signature	Street Address
Social Security Number	City, State, Zip
Signature	Street Address
Social Security Number	City, State, Zip
Signature	Street Address
Social Security Number	City, State, Zip
Signature	Street Address
Social Security Number	City, State, Zip

OCT 12 2018

SURETY AGREEMENT, An Explanation and Its Applicability

The success of RWC is based on its management of risks. This is the reason for RWC's stringent membership criteria — better Members represent lower risk.

The Surety Agreement does not add any additional liability beyond the terms of the Warranty and Membership Agreement. The purpose of the Surety Agreement is simple: the Member which provides the RWC Warranty is making certain representations and commitments. If it does not honor its commitment, another entity or individual(s) agrees to do so. If the RWC Member does what it says it will do, the Surety Agreement will not have any impact.

The Member's primary obligation is during those periods of time in which the Member is identified as the Warrantor in the applicable Limited Warranty book. However, the Member's (i.e. corporation or surety) responsibilities extend past those periods of time if the Member breaches any of its obligations under the Warranty, under the Membership Agreement, or under any Addenda signed by the Member. **Liability is limited to Member's liability to RWC and WPMIC.**

Regarding exchange, etc. of collateral or changes to the terms of Member Obligations, the purpose of this language is to prevent WPMIC's involvement in disputes among sureties and builders.

The Surety Agreement is binding upon heirs and assigns. This is reiterating that if responsibility passes to heirs and assigns, the original commitment to the warranty will be honored.

If RWC requests a Surety Agreement and the corporate officers do not want to provide such an agreement, an Alternate Security may be acceptable provided it is approved by RWC.

SURETY AGREEMENT

To induce RESIDENTIAL WARRANTY COMPANY, LLC (RWC) to accept Member into the RWC Warranty Program and intending to be legally bound, the undersigned (each jointly and severally, if more than one) agrees to act as unconditional surety to RWC and to Western Pacific Mutual Insurance Company, A Risk Retention Group (WPMIC), with respect to all of Member's duties and obligations pursuant to the foregoing Membership Agreement (Agreement), including interest due on late payments or reimbursements by Member and any costs, legal fees and expenses incurred by RWC or WPMIC in the enforcement of any of the foregoing (Member Obligations).

Surety consents that RWC or WPMIC may, at its sole option, without in any way affecting Surety's liability hereunder: (a) exchange, surrender or release any or all collateral security or any guaranty or surety held by RWC or WPMIC for any of the Member Obligations; (b) renew, extend, modify, supplement, amend, release, alter or compromise the terms of any or all of the Member Obligations; and (c) waive any of RWC or WPMIC's rights, remedies, benefits or security against Member or any other surety.

CONTINUING SURETY. This Surety Agreement shall be a continuing one and shall be binding upon Surety regardless of how long before or after the date hereof any of the Member Obligations were or are incurred.

EXTENT OF SURETY'S LIABILITY. Surety's liability hereunder shall be for the full amount recoverable by RWC from Member under the Membership Agreement and warranty and for the full amount recoverable by WPMIC from Member under the Membership Agreement and warranty, including, but not limited to, claim payments, costs of repairs, interest due on late payments or reimbursement by Member, and any costs, legal fees and expenses incurred by RWC and/or WPMIC in the enforcement of any Member Obligation and in the enforcement of this Surety Agreement.

UNCONDITIONAL LIABILITY. Surety's liability hereunder is absolute and unconditional and shall not be reduced, diminished, released or affected in any way by reason of: (a) any failure of RWC or WPMIC to obtain, retain, or preserve, or the lack of enforcement of, any rights against any person, firm or entity (including, without limitation, any other Surety) or in any property (including, without limitation, collateral security for any of the Member Obligations); (b) the invalidity or unenforceability of any such rights which RWC or WPMIC may attempt to obtain; (c) any delay in enforcing or any failure to enforce such rights, even if such rights are thereby lost; or (d) any delay in making demand on the Member or any other Surety for performance or payment of any part or all of the Member Obligations.

WAIVERS. Surety hereby waives all notices of any character whatsoever with respect to this Surety Agreement and the Member Obligations, including without limitation: notice of the present existence or future incurring of any Member Obligations; the amount, terms and conditions thereof; and any defaults thereon. The death, incapacity or legal incompetence of any Surety shall in no way affect the liability hereunder of that or any other Surety.

SATISFACTION. In the event that the Member Obligations are satisfied in full by Member or any other Surety, RWC and WPMIC shall return this Agreement to Surety marked "satisfied" upon the express written request of Surety and then only upon the latter of ninety-one (91) days from the date of the last payment on the Member Obligations, or ten (10) years from the final enrollment of the last enrolled unit.

PAYMENT OF COSTS AND ATTORNEY FEES. In addition to all other liabilities of Surety hereunder, Surety also agrees to pay to RWC and WPMIC on demand all costs and expenses (including reasonable attorney fees and legal expenses) which may be incurred in the enforcement of any of the Member Obligations or this Surety Agreement.

NOTICES TO RWC OR WPMIC BY SURETY. Any notice to RWC or WPMIC by Surety pursuant to the provisions hereof shall be sent certified mail, return receipt requested to the addresses set forth in the Agreement.

MISCELLANEOUS. This Agreement shall be binding upon Surety and Surety's heirs, executors, administrators, successors, assigns and other legal representatives, and shall inure to the benefit of RWC, WPMIC and their representatives, successors and assigns. The rights and remedies of RWC and WPMIC under this Surety Agreement are cumulative and shall be in addition to any other rights and remedies available to them, at law or in equity, all of which may be exercised singly or concurrently. In the event that this Agreement is preceded or followed by any other guaranty or surety agreement(s), all rights granted RWC or WPMIC in such agreement(s) shall be deemed to be cumulative. If any provision of this Agreement shall for any reasonable cause be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein. Surety intends this to be a sealed instrument and to be legally bound hereby. All issues arising hereunder shall be governed by the laws of the Commonwealth of Pennsylvania.

RWC®

RESIDENTIAL WARRANTY COMPANY, LLC